EXHIBIT  23.3

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement of SKTF ENTERPRISES, INC. on Form SB-2 of our report that included an explanatory paragraph about our concern about the entity's ability to continue as a going concern dated August 24, 2001, appearing in the Prospectus which is part of this Registration Statement.

/s/ Manuel J. Ramirez, CPA

Manuel  J.  Ramirez, CPA
Irvine,  California
August  30,  2001


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